UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019 (March 15, 2019)

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of

Incorporation)

001-38352

(Commission

File Number)

47-4116383

(I.R.S. Employer

Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 322-7235

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2019, Prime Security Services Borrower, LLC (the “Borrower”), a Delaware limited liability company and wholly owned indirect subsidiary of ADT Inc. (“ADT”), entered into that certain Amendment Agreement No. 8 (the “Credit Agreement Amendment”) by and among the Borrower, as borrower, Prime Security Services Holdings, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of ADT (“Holdings”), certain of the Borrower’s subsidiaries, the lenders party thereto, Barclays Bank PLC, as administrative agent (the “Administrative Agent”) and the other parties party thereto, which upon its effectiveness will amend and restate that certain Seventh Amended and Restated First Lien Credit Agreement, dated as of July 1, 2015, as amended and restated on May 2, 2016, June 23, 2016, December 28, 2016, February 13, 2017, June 29, 2017, March 16, 2018 and December 3, 2018 (the “Existing Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto from time to time, the Administrative Agent and other parties named therein (as amended and restated by the Credit Agreement Amendment, the “Amended and Restated Credit Agreement”).

Upon its effectiveness, the Credit Agreement Amendment will amend the Existing Credit Agreement to, among other things, (a) increase the Net First Lien Leverage Ratio (as defined therein) for the incurrence of pari passu indebtedness to 3.20 to 1.00 (from 2.35 to 1.00), (b) provide for $300 million of additional incremental capacity, (c) increase the borrowing capacity under the first lien revolving credit facility by an addition $50 million, which will replace the revolving credit commitments under the Mizuho Agreement (as defined below) and (d) make several other changes to provide the Borrower with additional flexibility to de-lever its balance sheet and opportunistically refinance existing indebtedness.

The effectiveness of the Credit Agreement Amendment and the closing of the Amended and Restated Credit Agreement are subject to market and other conditions, including the prepayment of $500 million principal amount of term loans outstanding under the Existing Credit Agreement, and may be delayed or may not occur as described or at all.

Upon the effectiveness of the Credit Agreement Amendment, the Borrower shall terminate that certain revolving credit agreement, dated February 15, 2019, by and among the Borrower, as borrower, Holdings, the lenders from time to time party thereto and Mizuho Bank, Ltd., as administrative agent, as administrative agent (the “Mizuho Agreement”).

The foregoing description of the Credit Agreement Amendment and the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Credit Agreement Amendment and the Amended and Restated Credit Agreement.

Item 7.01 Regulation FD Disclosure.

Notes Offerings

On March 18, 2019, the Company announced that the Borrower and Prime Finance Inc. (the “Issuers”), its indirect wholly owned subsidiaries, are offering (i) $750.0 million aggregate principal amount of First-Priority Senior Secured Notes due 2024 (the “2024 Notes”), (ii) $750.0 million aggregate principal amount of First-Priority Senior Secured Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Senior Secured Notes”) in a private transaction pursuant to Rule 144A and/or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) (the “Secured Offering”) and (iii) $1,250.0 million aggregate principal amount of Senior Unsecured Notes due 2027 (the “2027 Notes” and, together with the Senior Secured Notes, the “Notes”), in private transactions pursuant to Rule 144A and/or Regulation S under the Securities Act (the “Unsecured Offering and, together with the Secured Offering, the “Offerings”). The Offerings are subject to market and other conditions, may be delayed or may not occur as described or at all.

A copy of the press release announcing the Offerings is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Tender Offer

Also on March 18, 2019, the Issuers commenced a tender offer (the “Tender Offer”) to purchase for cash up to $2,246.0 million outstanding aggregate principal amount of the Issuers’ 9.250% Second-Priority Senior Secured Notes due 2023 (the “Prime Notes”).

The purchase in the Tender Offer of up to $1,000.0 million aggregate principal amount of the Prime Notes (the “First Amount”) is conditioned upon the completion by the Issuers of the Secured Offering on terms and conditions satisfactory to the Issuers (the “First Condition”). In addition, the purchase in the Tender Offer of up to $1,246.0 million aggregate principal amount of the Prime Notes (the “Second Amount”) is conditioned upon the completion by the Issuers of the Unsecured Offering on terms and conditions satisfactory to the Issuers (the “Second Condition” and, together with the First Condition, the “Conditions”).

A copy of the press release announcing the Tender Offer is attached to this report as Exhibit 99.2 and incorporated by reference herein.

Conditional Notice of Redemption

In addition, on March 18, 2019, the Issuers delivered a Conditional Notice of Redemption (the “Redemption Notice”) with respect to their outstanding Prime Notes. The Redemption Notice was issued pursuant to the terms of the Indenture, dated as of May 2, 2016, as amended (the “Indenture”), between the Issuers and Wells Fargo Bank, National Association, as trustee, and provides for the redemption by the Issuers, subject to the condition described below, of up to $2,246.0 million outstanding aggregate principal amount of the Prime Notes on April 17, 2019 (the “Redemption Date”) at a redemption price (the “Redemption Price”) of $1,056.18 per $1,000 of outstanding principal amount of the Prime Notes plus the accrued and unpaid interest on the Prime Notes so redeemed (the “Redemption”). The Issuers shall recalculate the final Redemption Price prior to the Redemption Date in accordance with the provisions of the Indenture.

The redemption of up to the First Amount is conditioned upon the completion by the Issuers of the First Condition; provided that the Issuers will redeem any Prime Notes up to the First Amount only to the extent the Issuers have not purchased such amounts of Prime Notes in the Tender Offer. In addition, the redemption of up to the Second Amount is conditioned upon the completion by the Issuers of the Second Condition; provided that the Issuers will redeem Prime Notes up to the Second Amount only to the extent the Issuers have not purchased such amount of Prime Notes in the Tender Offer.

In the Issuers’ discretion, the Redemption Date may be delayed until such time as the Conditions shall be satisfied. In the Issuers’ discretion, if the Conditions are not satisfied on or prior to the Redemption Date (or by the Redemption Date as so delayed), the Redemption Notice may be rescinded by the Issuer and shall be of no effect. The Conditions are subject to market and other conditions, and may not occur as described or at all. As a result, there can be no assurance that the Redemption will occur on April 17, 2019 or at all.

The information in this Item 7.01 and the exhibits hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act, if such subsequent filing specifically references this Form 8-K.

Forward Looking Statements

ADT has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to occur at all, including among others, risk factors that are described in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

99.1	Press Release, dated March 18, 2019 announcing ADT Inc.’s Proposed Notes Offering

99.2	Press Release, dated March 18, 2019 announcing ADT Inc.’s Tender Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 18, 2019	ADT Inc.

	By:	/s/ David Smail
David Smail
Executive Vice President and Chief Legal Officer